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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sound Source Interactive, Inc. on Form S-8 of our report dated September 10, 1999, appearing in the Annual Report on Form 10-KSB of Sound Source Interactive, Inc. for the year ended June 30, 1999.



/s/ Deloitte & Touche, LLP

Los Angeles, California
October 13, 2000